Exhibit 99.1

February 19, 2014

Liberty Interactive Corporation to Present at the JP Morgan High Yield & Leveraged Finance Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced that Ted Jastrzebski, CFO of QVC, Inc., will be presenting at the JP Morgan High Yield & Leveraged Finance Conference on Wednesday, February 26th at 8:20 a.m., Eastern Time at the Loews Hotel in Miami Beach, FL. Jastrzebski will also be meeting with investors throughout the day. During his presentation, Mr. Jastrzebski may make observations regarding the company's financial performance.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420
Source: Liberty Interactive Corporation